Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-44769 on Form S-8 of Nobility Homes, Inc., of our report dated January 30, 2008 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Nobility Homes, Inc., for the year ended November 3, 2007.

/s/ MCGLADREY & PULLEN, LLP
Orlando, Florida
January 30, 2008

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